Exhibit 99.1

Jaguar Health to Host Investor Call August 13th at 8:30 a.m.

Eastern Regarding Q2 2020 Financials & Business Updates

Company Plans to File Q2 2020 10-Q on August 13, 2020

Save the Date: Company to host virtual disease awareness event on October 20, 2020 focused on cancer therapy-related diarrhea

San Francisco, CA (August 11, 2020): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”) today announced that Company management will host a conference call on Thursday, August 13, 2020 at 8:30 a.m. Eastern Time to review second-quarter 2020 financials and provide business updates.

Dial-In Instructions for Investor Call

When: Thursday, August 13, 2020 at 8:30 a.m. Eastern Time

Dial-in (US Toll Free): 800-289-0438

Dial-in (International): 323-794-2423

Conference ID number: 1021156

Live webcast on the investor relations section of Jaguar’s website (click here)

Replay Instructions for Investor Call

Dial-in (US Toll Free): 844-512-2921

Dial-in (International): 412-317-6671

Replay Pin Number: 1021156

Replay of the webcast on the investor relations section of Jaguar’s website (click here)

SAVE THE DATE:

Virtual Diarrhea Dialogues Disease Education Event Scheduled for October 20, 2020

Jaguar is planning to host a virtual “Diarrhea Dialogues” disease education event on Tuesday, October 20, 2020. Leading oncologists, patient advocates, and supportive care experts will address the importance of supportive care for people related to chronic lower GI tract distress, specifically with regard to debilitating diarrhea experienced as a result of cancer therapy. Jaguar will be issuing further details regarding the event, along with information about how to register to participate, as we get closer to the October date.

About Jaguar Health, Inc. and Napo Pharmaceuticals, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo, visit www.napopharma.com.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that Jaguar will host a conference call on August 13, 2020, the expectation that the Company will file its quarterly report on Form 10-Q on August 13, 2020 for the quarterly period ended June 30, 2020, and the expectation that the Company will host a virtual “Diarrhea Dialogues” disease education event on Tuesday, October 20, 2020. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX